UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2008

AMERICAN STATES WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY
 (Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 19, 2008, the Compensation Committee approved $30,800 for Senior Vice President Denise Kruger for costs to be incurred for relocation to Southern California.

On May 20, 2008, the shareholders approved the 2008 Stock Incentive Plan or 2008 plan. The compensation committee makes stock awards to executive officers and as of March 21, 2008, only 131,846 of our common shares were available for the grant of new awards under the 2000 Stock Incentive Plan or 2000 plan.

The board adopted, subject to shareholder approval, the 2008 plan, in order to enable the compensation committee to continue to make stock awards to eligible employees in a manner consistent with the executive compensation program adopted by the compensation committee in 2006.

The board also approved an amendment to the 2000 plan to prohibit the award of additional awards, other than pursuant to dividend equivalent rights granted to our executive officers as of March 31, 2008.  This amendment was to be effective only if shareholders approved the 2008 plan.

Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

Exhibit 10.1.    2008 Stock Incentive Plan dated April 1, 2008
Exhibit 10.2.    American States Water Company 2000 Stock Incentive Plan as amended
Exhibit 10.3.    American States Water Company 2008 Stock Incentive Plan Form of NonQualified Stock Option Agreement
Exhibit 10.4.    American States Water Company 2008 Stock Incentive Plan Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: May 23, 2008	By:	/s/ Robert J. Sprowls
Robert J. Sprowls
Chief Financial Officer, Exec. Vice President, Corporate Secretary and Treasurer